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                                                                  Exhibit 3(i).5

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                    GHS, INC.


GHS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

                  RESOLVED, that the Restated Certificate of Incorporation of GHS, INC. dated March 6, 1986, as amended, be amended by striking out Article FIRST thereof and substituting in lieu of said Article FIRST the following new Article:

                            "FIRST: The name of the corporation (hereinafter
                                    called the "Corporation") is dreamlife,
                                    inc."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware and Article Nine of the Restated Certificate of Incorporation.
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IN WITNESS WHEREOF, said GHS, INC. has caused this certificate to be signed this
10th day of December, 1999.


                                        By: /s/ Beth Polish
                                           -------------------------------------
                                           Beth Polish
                                           President and Chief Operating Officer


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